EXHIBIT 99.1

Cannae Holdings, Inc. Announces Closing of Business Combination between Trebia Acquisition Corp. and System1
Combined Company to Trade on NYSE Under Ticker SST Commencing January 28, 2022

Las Vegas – January 27, 2022 (GLOBE NEWSWIRE) – Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) today announced the completion of the business combination (the “Business Combination”) between System1 (together with Protected.net Group, “System1”) and Trebia Acquisition Corp. (“TREB” or “Trebia”) (NYSE: TREB), a special purpose acquisition company formed by entities affiliated with William P. Foley II and Frank Martire Jr. The Business Combination was approved by a majority of Trebia stockholders at a special meeting held on January 20, 2022.

System1 has merged with and into Trebia, with “System1, Inc.” as the surviving corporation. Beginning on January 28, 2022, System1’s common stock is expected to begin trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “SST.”

Upon the completion of this Business Transaction, Cannae will have invested a total of $248,340,710 in the transaction, directly and indirectly through its interest in a sponsor of Trebia owns 28,156,694 of SST common shares and 1,235,000 warrants to purchase SST common shares. As a result, Cannae has an approximate 26% ownership of SST. Management of SST is not selling shares and holds an approximately 68% ownership of SST.

System1 delivers high-intent customers to its advertising partners through its omnichannel and omnivertical Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP technology builds brands with reach, develops a suite of privacy-focused products, and delivers high-intent customers to SST’s advertising partners.

System1’s management team, led by Chief Executive Officer and Co-Founder Michael Blend, will continue to lead the combined company, while Trebia sponsors William P. Foley II and Frank Martire Jr. will join the combined company’s Board of Directors.

William P. Foley II, Chairman of Cannae, commented, "We are proud to partner with System1 and look forward to supporting this exciting new chapter for the company. With its proprietary RAMP technology and unique value proposition, we’re confident that System1 will continue to expand its position as a leading digital advertising company. We are excited to see System1 enter its next phase of growth, now with added capital resources.”

About Cannae Holdings, Inc.
Cannae Holdings, Inc. (NYSE: CNNE) is engaged in actively managing and operating a group of companies and investments, as well as making additional majority and minority equity portfolio investments in businesses. Excluding the transaction above, Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (NYSE: DNB), in which Cannae holds approximately 68 Million shares or an approximately 16% interest. Cannae’s second principal holding is Ceridian (NYSE: CDAY), in which Cannae owns 8 Million shares representing an approximately 5% interest. Cannae holds approximately 60 Million shares, or approximately 8% of Paysafe (NYSE: PSFE), as well as 8.1 Million Paysafe warrants. Cannae also holds approximately 52.5 million shares, or approximately 10%, of Alight, Inc. (NYSE: ALIT). Cannae’s other principal holdings include Optimal Blue and Sightline Payments, of which Cannae owns approximately 20% and 33%, respectively.

About System1
System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners.

For more information, visit www.system1.com.

About Trebia Acquisition Corp.
Trebia Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business entities. The company was founded by William P. Foley, II and Frank R. Martire, Jr. on February 11, 2020 and is headquartered in New York, NY.

For more information, visit www.trebiaacqcorp.com.

Forward-Looking Statements and Risk Factors
This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets, and changes in the conditions resulting from the outbreak of a pandemic, such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940, as well as the risks and uncertainties related to the success of our externalization.

This document should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

Contacts
Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com